GUIDANCE UPDATE February 13, 2020

DISCLOSURES This presentation contains non-GAAP measures relating to our performance on a continuing operations basis. You can find the reconciliation of these measures to the nearest comparable GAAP measures at the end of this presentation. This presentation contains forward-looking statements that are based on our current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including expected financial results for the first quarter and full year 2020 and the company’s expectations and plans regarding future share repurchases. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade, including any public heath crisis; the company’s ability to realize expected growth opportunities in payments intermediation and advertising; the outcome of the strategic portfolio review; fluctuations in foreign currency exchange rates; our need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for our business; changes to our capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; our ability to increase operating efficiency to drive margin improvements and enable reinvestments; our ability to manage indebtedness, including managing exposure to interest rates and maintaining credit ratings; our need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; our ability to successfully intermediate payments on our marketplace platform; our need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; our ability to timely upgrade and develop technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and our ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future. The forward-looking statements in this presentation do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting our Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. All information in this presentation is as of February 13, 2020. Undue reliance should not be placed on the forward-looking statements in this presentation, which are based on information available to us on the date hereof. We assume no obligation to update such statements. 2

2020 GUIDANCE Prior Current Jan 28, 2020 Feb 13, 2020 Delta Revenue $10.72B - $10.92B $9.56B - $9.76B $(1.16)B Operating Margin 28.5% - 29.5% 30.0% - 31.0% +1.5 pts Non-GAAP EPS $2.95 - $3.05 $3.00 - $3.10 +$0.05 FCF* $2.2B - $2.4B $1.1B - $1.3B $(1.1)B Guidance Context • Expanding share buyback plans from $1.5B to $4.5B • Revenue and Operating Margin reflects impact of removing StubHub • Non-GAAP EPS reflects benefit of share buybacks, partially offset by removing StubHub • FCF reflects tax and operating cash impact from business divestiture • Other guided measures have not changed • Historical financials available by next Earnings Release 3 Reconciliations of non-GAAP measures are included in the Appendix of this presentation * FCF is a non-GAAP number

Q1 GUIDANCE Prior Current Jan 28, 2020 Feb 13, 2020 Delta Revenue $2.55B - $2.60B $2.31B - $2.36B $(0.24)B Non-GAAP EPS $0.70 - $0.73 $0.72 - $0.75 +$0.02 Guidance Context • Revenue reflects impact of removing StubHub • Non-GAAP EPS reflects benefit of share buybacks and investment timing, partially offset by removing StubHub • Other guided measures have not changed • Historical financials available by next Earnings Release 4 Reconciliations of non-GAAP measures are included in the Appendix of this presentation

GAAP TO NON-GAAP RECONCILIATIONS GUIDANCE Three Months Ending March 31, 2020 (in billions, except per share amounts) GAAP Non-GAAP (a) Net Revenue $2.31 - $2.36 $2.31 - $2.36 Diluted EPS from continuing operations $0.54 - $0.57 $0.72 - $0.75 Twelve Months Ending December 31, 2020 (in billions, except per share amounts) GAAP Non-GAAP (b) Net Revenue $9.56 - $9.76 $9.56 - $9.76 Diluted EPS from continuing operations $2.20 - $2.30 $3.00 - $3.10 Twelve Months Ending (in billions) December 31, 2020 Net cash provided by continuing operations (c) $1.6- $2.0 Less: Purchase of property and equipment, net $(0.5) - $(0.7) Free cash flow $1.1 - $1.3 (a) Estimated non-GAAP amounts above for the three months ending March 31, 2020 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $8-$13 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $100-$110 million and an adjustment that excludes the net deferred tax impact related to the step-up in the tax basis of intangible assets of approximately $35-$45 million. (b) Estimated non-GAAP amounts above for the twelve months ending December 31, 2020 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $40-$50 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $480-$500 million and an adjustment that excludes the net deferred tax impact related to the step-up in the tax basis of intangible assets of approximately $140-$160 million. (c) Includes ~$1 billion cash tax payment related to business divestiture 5